Exhibit 15

KPMG Audit A division of KPMG SA		ERNST & YOUNG et Autres
1, cours Valmy		1/2 place des Saisons
92923 Paris-La Défense Cedex		92400 Courbevoie – Paris La Défense 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in the Registration Statement No. 333-141109 on Form S-8 of Veolia Environnement of our reports dated April 16, 2014, relating to the consolidated statements of financial position of Veolia Environnement and subsidiaries as of December 31, 2013, 2012 and 2011, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated cashflow statements and consolidated statements of changes in equity for each of the years in the three-year period ended December 31, 2013 (our report thereon refers to the adoption by Veolia Environnement of IFRS 10,11,12, IAS 28 revised and IAS 19 revised as of January 1, 2013) and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in this Annual Report on Form 20-F of Veolia Environnement and subsidiaries for the year ended December 31, 2013.

Paris La Défense, April 16, 2014

KPMG Audit A division of KPMG SA		ERNST & YOUNG et Autres

Jean-Paul Vellutini	Karine Dupré	Gilles Puissochet	Xavier Senent